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Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Yamhill Valley Vineyards, Inc.
McMinnville, Oregon

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 7, 2002 (except for Notes 4 and 10 to which the date is December 9, 2002 and December 30, 2002, respectively), relating to the financial statements of Yamhill Valley Vineyards, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

(Signed manually)
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BDO Seidman, LLP
Spokane, Washington

January 3, 2003
(date of signing consent)
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